Exhibit T3A.7

CERTIFICATE OF INCORPORATION

OF

MAMMOTH CHINA LTD.

FIRST: The name of the Corporation is Mammoth China Ltd.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock of the par value of One Cent ($.01) per share.

FIFTH: The name and mailing address of the incorporator is Michael J. Sharon; Nortek, Inc.; 50 Kennedy Plaza; Providence, RI 02903.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Elections of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to

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adopt, alter, amend and repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

NINTH: Then Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Laws of Delaware.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

TWELFTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of September, 1999.

By:	/s/ Michael J. Sharon
Michael J. Sharon

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

MAMMOTH CHINA LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of MAMMOTH CHINA LTD., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

ARTICLE I: The name of the corporation is CES International Ltd.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at Which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer this 18th day of June, 2009.

MAMMOTH CHINA LTD.

By:	/s/ Edward J. Cooney
Edward J. Cooney
Vice President and Treasurer